Exhibit 10.2

REVOLVING PROMISSORY NOTE

(FLOATING RATE)

(this “Note”)

NAME(S) AND ADDRESS(ES) OF BORROWER(S) (“Borrower”)

MANNATECH INCORPORATED 600 SOUTH ROYAL LANE SUITE 200 COPPELL, TEXAS 75019

U.S. $2,000,000.00		MARCH 15, 2003 (the “Date”)

ACCOUNT NUMBER/NOTE NUMBER	TRANSACTION CODE	PREPARED BY	OFFICER

4008/0080260836	N	CVR	156199

FOR VALUE RECEIVED, Borrower (jointly and severally if more than one), promises to pay to the order of JPMorgan Chase Bank (“Bank”) on or before MARCH 15, 2004, at its office at 712 Main Street, Houston, Harris County, Texas 77002, or at such other location as Bank may designate, in immediately available funds, TWO MILLION AND NO/100 UNITED STATES DOLLARS (U.S. $2,000,000.00) (the “Maximum Amount of Note”) or the aggregate unpaid amount of all advances hereunder, whichever is less. Borrower will also pay interest on the unpaid principal balance outstanding from time to time at a rate per annum equal to the lesser of (i) the sum of the Prime Rate (as hereinafter defined) from time to time in effect MINUS ONE percent (1.00%), (the “Stated Rate”) or (ii) the maximum nonusurious rate of interest from time to time permitted by applicable law, (the “Highest Lawful Rate”). If the Stated Rate at any time exceeds the Highest Lawful Rate, the actual rate of interest to accrue on the unpaid principal amount of this Note will be limited to the Highest Lawful Rate, but any subsequent reductions in the Stated Rate due to reductions in the Prime Rate will not reduce the interest rate payable upon the unpaid principal amount of this Note below the Highest Lawful Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued if the Stated Rate had at all times been in effect.

“Prime Rate” means the rate determined from time to time by Bank as its prime rate. The Prime Rate will change automatically from time to time without notice to Borrower or any other person. THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE BANK’S LOWEST RATE.

To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the weekly rate ceiling as defined in the Texas Finance Code Chapter 303. Bank may from time to time, as to current and future balances, elect and implement any other ceiling under such Code and/or revise the index, formula or provisions of law used to compute the rate on this open-end account by notice to Borrower, if and to the extent permitted by, and in the manner provided in such Code.

Each advance must be at least N/A UNITED STATES DOLLARS (U.S.N/A) unless the amount available for borrowing under this Note is less.

Accrued and unpaid interest is due and payable MONTHLY, beginning on APRIL 15, 2003, and continuing on the 15TH day of each MONTH thereafter and at maturity when all unpaid principal and accrued and unpaid interest is finally due and payable.

Interest will be computed on the basis of the actual number of days elapsed and a year comprised of:    ☒  365 (or 366 as the case may be) days    ☐  360 days, unless such calculation would result in a usurious interest rate, in which case such interest will be calculated on the basis of a 365 or 366 day year, as the case may be.

All past-due principal and interest on this Note will, at Bank’s option, bear interest at the Highest Lawful Rate, or if applicable law does not provide for a maximum nonusurious rate of interest, at a rate per annum equal to 18%.

In addition to all principal and accrued interest on this Note, Borrower agrees to pay: (a) all reasonable costs and expenses incurred by Bank and all owners and holders of this Note in collecting this Note through probate, reorganization, bankruptcy or any other proceeding; and (b) reasonable attorneys’ fees if and when this Note is placed in the hands of attorneys for collection.

Borrower and Bank intend to conform strictly to applicable usury laws. Therefore, the total amount of interest (as defined under applicable law) contracted for, charged or collected under this Note will never exceed the Highest Lawful Rate. If Bank contracts for, charges or receives any excess interest, it will be deemed a mistake. Bank will automatically reform the contract or charge to conform to applicable law, and if excess interest has been received, Bank will either refund the excess to Borrower or credit the excess on the unpaid principal amount of this Note. All amounts constituting interest will be spread throughout the full term of this Note in determining whether interest exceeds lawful amounts.

The unpaid principal balance of this Note at any time will be the total amounts advanced by Bank, less the amount of all payments or prepayments of principal. Absent manifest error, the records of Bank will be conclusive as to amounts owed. Subject to the terms and conditions of this Note and the Loan Documents, Borrower may use all or any part of the credit provided for herein at any time before the maturity of this Note and may borrow, repay and reborrow. There is no limitation on the number of advances made so long as the total unpaid principal amount at any time outstanding does not exceed the Maximum Amount of Note.

Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee. Any partial prepayment will be in the amount of N/A (US$ N/A), or an integral multiple thereof. All payments may, at Bank’s sole option, be applied to accrued interest, to principal, or to both.

“Loan Document” means this Note and any document or instrument evidencing, securing, guaranteeing or given in connection with this Note. “Obligations” means all principal, interest and other amounts which are or become owing under this Note or any other Loan Document. “Obligor” means Borrower and any guarantor, surety, co-signer, general partner or other person who may now or hereafter be obligated to pay all or any part of the Obligations. Where appropriate the neuter gender includes the feminine and the masculine and the singular number includes the plural number.

Each of the following events or conditions is an “Event of Default:” (1) any Obligor fails to pay any of the Obligations when due; (2) any warranty, representation or statement now or hereafter contained in or made in connection with any Loan Document was false or misleading in any respect when made; (3) any Obligor violates any covenant, condition or agreement contained in any Loan Document; (4) any Obligor fails or refuses to submit financial information requested by Bank or to permit Bank to inspect its books and records on request; (5) any event of default occurs under any other Loan Document; (6) any individual Obligor dies, or any Obligor that is an entity dissolves; (7) a receiver, conservator or similar official is appointed for any Obligor or any Obligor’s assets; (8) any petition is filed by or against any Obligor under any bankruptcy, insolvency or similar law; (9) any Obligor makes an assignment for the benefit of creditors; (10) a final judgment is entered against any Obligor and remains unsatisfied for 30 days after entry, or any property of any Obligor is attached, garnished or otherwise made subject to legal process; (11) any material adverse change occurs in the business, assets, affairs or financial condition of any Obligor, or (12) Borrower is in default of any other obligation to or any other agreement with Bank.

If any Event of Default occurs, then Bank may do any or all of the following: (i) cease making advances hereunder; (ii) declare the Obligations to be immediately due and payable, without notice of acceleration or of intention to accelerate, presentment and demand or protest or notice of any kind, all of which are hereby expressly waived; (iii) set off, in any order, against the Obligations any debt owing by Bank to any Obligor, including, but not limited to, any deposit account, which right is hereby granted by each Obligor to Bank; and (iv) exercise any and all other rights under any Loan Document, at law, in equity or otherwise.

No waiver of any default is waiver of any other default. Bank’s delay in exercising any right or power under any Loan Document is not a waiver of such right or power.

Each Obligor severally waives notice, demand, presentment for payment, notice of nonpayment, notice of intent to accelerate, notice of acceleration, protest, notice of protest, and the filing of suit and diligence in collecting this Note and all other demands and notices, and consents and agrees that its liabilities and obligations will not be released or discharged by any or all of the following, whether with or without notice to it or any other Obligor, and whether before or after the stated maturity hereof: (i) extensions of the time of payment; (ii) renewals; (iii) acceptances of partial payments; (iv) releases or substitutions of any collateral or any Obligor; or (v) failure, if any, to perfect or maintain perfection of any security interest or lien in any collateral. Each Obligor agrees that acceptance of any partial payment will not constitute a waiver and that waiver of any default will not constitute waiver of any prior or subsequent default. Nothing in this Note is intended to waive or vary the duties of Bank or the rights of any Obligor in violation of Section 9.602 of the Texas Business and Commerce Code.

Borrower represents and agrees that: all advances evidenced by this Note are and will be for business, commercial, investment, agricultural or other similar purpose and not primarily for personal, family, or household use.

Borrower represents and warrants that the following statement is true unless the box preceding that statement is checked and initialed by Borrower and Bank:    ☐                         No advances will be used for the purpose of purchasing or carrying any margin stock as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Board”).

Notwithstanding anything contained herein or in any other Loan Document, if this is a consumer credit obligation (as defined or described in 12 C.F.R. 227, Regulation AA, promulgated by the Board), the security for this credit obligation will not extend to any non-possessory security interest in household goods (as defined in Regulation AA) other than a purchase money security interest, and no waiver of any notice contained herein or therein will extend to any waiver of notice prohibited by Regulation AA.

Texas Finance Code Chapter 346 shall not apply to this Note or to any advance evidenced by this Note.

This Note is governed by Texas law. If any provision of this Note is illegal or unenforceable, that illegality or unenforceability will not affect the remaining provisions of this Note. BORROWER(S) AND BANK AGREE THAT THIS NOTE WILL BE PERFORMED IN THE COUNTY IN WHICH BANK’S PRINCIPAL OFFICE IN TEXAS IS LOCATED, AND THAT SUCH COUNTY IS PROPER VENUE FOR ANY ACTION OR PROCEEDING BROUGHT BY BORROWER(S) OR BANK, WHETHER IN CONTRACT, TORT, OR OTHERWISE. ANY ACTION OR PROCEEDING AGAINST BORROWER(S) MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN SUCH COUNTY TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER(S) HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. BORROWER(S) AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED BELOW. BANK MAY SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW AND MAY BRING ANY ACTION OR PROCEEDING AGAINST BORROWER(S) OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER PROPER JURISDICTIONS OR VENUES.

For purposes of this Note, any assignee or subsequent holder of this Note will be considered “Bank,” and each successor to Borrower will be considered “Borrower.”

Each Borrower and cosigner represents that if it is not a natural person, it is duly organized and validly existing and in good standing under the laws of the state of its incorporation or organization; has full power to own its properties and to carry on its business as now conducted; is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification desirable; and has not commenced any dissolution proceedings. Each Borrower and cosigner that is subject to the Texas Revised Partnership Act (“TRPA”) agrees that Bank is not required to comply with Section 3.05(d) of the TRPA and agrees that Bank may proceed directly against one or more partners or their property without first seeking satisfaction from partnership property. Each Borrower and cosigner represents that if it conducts business under an assumed business or professional name it has properly filed Assumed Name Certificate(s) in the office(s) required by Chapter 36 of the Texas Business and Commerce Code. Each of the persons signing below as Borrower or cosigner represents that he/she has full requisite power and authority to execute and deliver this Note to Bank on behalf of the party for whom he/she signs and to bind such party to the terms and conditions of this Note and that this Note is enforceable against such party.

JURY TRIAL WAIVER. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER AND BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY THAT BORROWER OR BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE OBLIGATIONS. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT BANK HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS WAIVER.

NO COURSE OF DEALING BETWEEN BORROWER AND BANK, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EXTRINSIC EVIDENCE OF ANY NATURE MAY BE USED TO CONTRADICT OR MODIFY ANY TERM OF THIS NOTE OR ANY OTHER LOAN DOCUMENT.

THIS NOTE AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Borrower has executed this Note effective as of MARCH 15, 2003.

BORROWER(S):

MANNATECH INCORPORATION

By:	/s/ STEPHEN D. FENSTERMACHER
Name:	S. Fenstermacher
Title:	CFO

(Bank’s signature is provided as its acknowledgement of the above as the final written agreement between the parties and as its agreement with each Borrower subject to TRPA that Bank is not required to comply with Section 3.05(d) of TRPA and its agreement with the Jury Trial Waiver.)

BANK: JPMorgan Chase Bank

By:	/s/ LAURA F. SIMMONS	Title:	Vice President
Typed Name:	Laura F. Simmons

SECURITY AGREEMENT—PLEDGE

(this “Agreement”)

MANNATECH INCORPORATED

600 SOUTH ROYAL LANE SUITE 200

COPPELL, TEXAS 75019

(whether one or more, “Debtor”), jointly and severally if more than one, each of whose address pursuant to Section 3.(d) is set forth below under Debtor’s name if different than the address above, and JPMORGAN CHASE BANK, whose principal office in Texas is located at 712 Main Street, P. O. Box 2558, Houston, Harris County, Texas 77252-2558 (together with its successors and assigns, “Secured Party”), agree as follows:

SECTION 1. DEFINITIONS. (a) “Acts” means the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended from time to time and any regulations promulgated pursuant thereto or any successor statute. (b) “Collateral” means all Pledged Securities, all Securities Accounts and all Proceeds. Notwithstanding the description of “Collateral”, the Security Interest shall exclude any common trust funds of Secured Party in which Secured Party is prohibited by applicable law from taking a security interest. (c) “Control Agreement” means any control agreement among Debtor, Secured Party and a Securities Intermediary relating to Collateral. Debtor consents to Secured Party entering into any master control agreement with any of its affiliates acting as Securities Intermediary. (d) “Loan Value” means the value assigned by Secured Party from time to time, in its sole discretion, to each item of Collateral. (e) “Highest Lawful Rate” means the maximum nonusurious rate of interest permitted to be charged by applicable Federal or state law governing this Agreement (whichever permits the higher lawful rate) from time to time in effect. To the extent that Texas law determines the Highest Lawful Rate, the Highest Lawful Rate is the “weekly” rate ceiling as defined in the Texas Finance Code Chapter 303. (f) “Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract. (g) “Obligations” means all debts, obligations and liabilities of every kind and character of Debtor, whether joint or several, contingent or otherwise, now or hereafter existing in favor of Secured Party, including without limitation, all liabilities arising under or from any note, open account, overdraft, letter of credit application, endorsement, surety agreement, guaranty, interest rate swap or other derivative product, acceptance, foreign exchange contract or depository service contract, whether payable to Secured Party or to a third party and subsequently acquired by Secured Party. Debtor and Secured Party specifically contemplate that Obligations include indebtedness hereafter incurred by any Debtor to Secured Party. (h) “Past Due Rate” means the Highest Lawful Rate or if applicable law does not provide for a maximum nonusurious rate, then 18%. (i) “Pledged Securities” means all securities, financial assets and other property described on Schedule I and all other securities, financial assets and other property that Debtor now or later delivers or causes to be delivered to Secured Party or to any other person on Secured Party’s behalf intending such securities, financial assets and other property to be pledged to Secured Party, and any additional securities, financial assets and other property, or financial assets delivered or transferred to Secured Party in replacement of or substitution for any Pledged Securities, without the need for any additional documentation. Pledged Securities include (1) the intangible interest represented by any security, (2) the physical certificates, if any, and (3) all securities entitlements. If any Securities Account is listed on Schedule 1, Pledged Securities includes all securities and financial assets in which Debtor has securities entitlements through the Securities Account. Debtor and Secured Party expressly agree that all property held in the Securities Account are financial assets under the UCC. (j) “Proceeds” means all products and proceeds, in cash or otherwise, of all Collateral, including, but not limited to, all interest, dividends (in cash or otherwise), rights to receive dividends, subscription rights, voting rights, cash, instruments and other property now or hereafter received, receivable or otherwise distributed in connection with the sale, lease, license, exchange or other disposition of any Collateral and all other rights, payments or distributions. Proceeds of Pledged Securities include free credit balances and securities entitlements in any securities account in which Pledged Securities are held, to the extent the free credit balances or securities entitlements would otherwise be Proceeds. The inclusion of Proceeds does not authorize Debtor to sell, dispose of or otherwise use Collateral in any manner not specifically authorized herein. (k) “Proper Form” means in form and substance satisfactory to Secured Party. (l) “Securities Account” means all securities accounts of Debtor held by a Securities Intermediary and listed on Schedule 1 or hereafter subject to the terms of this Agreement, including all securities entitlements, free credit balances and other financial assets held in or through the Securities Account. (m) “Securities Laws” means the Acts and any other federal, state, local or foreign laws or regulations relating to the Collateral. (n) “Securities Intermediary” means any securities intermediary together with each of their successors and assigns or any affiliate of Secured Party acting in such capacity holding Collateral listed on Schedule 1 or hereafter subject to the terms of this Agreement. (o) “Security Interest” means the Liens created by this Agreement. (p) “UCC” means the Texas Uniform Commercial Code as amended from time to time if this Agreement is governed by Texas law or the New York Uniform Commercial Code as amended from time to time if this Agreement is governed by New York law. All terms defined in the UCC and used in this Agreement shall have the same definitions herein as specified therein unless otherwise defined in this Agreement.

SECTION 2. CREATION OF SECURITY INTEREST. To secure the payment and performance of the Obligations, Debtor grants to Secured Party a security interest in, pledges and assigns to Secured Party all Collateral owned by Debtor or in which Debtor has rights or the power to transfer rights, and all Collateral in which Debtor later acquires ownership, other rights or the power to transfer rights.

SECTION 3. DEBTOR’S REPRESENTATIONS. Debtor represents and warrants to Secured Party the following: (a) Debtor is the sole and lawful owner of the Collateral, free and clear of all Liens and adverse claims, and has the right and power to assign and transfer the Collateral to Secured Party and to assign, pledge and grant to Secured Party the Security Interest. No financing statement or similar record covering the Collateral, other than in favor of Secured Party, is on file in any public office. The Security Interest does not violate the rights of any person. There are no restrictions on transfer, assignment or pledge of the Collateral except as created by this Agreement. Debtor has obtained any consents necessary to execute, deliver and perform Debtor’s obligations under this Agreement and for Secured Party to enforce the Security Interest. (b) This Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally. ( c) The Collateral and Debtor’s use thereof comply with all applicable laws, rules and regulations. Debtor has complied and will comply with the Securities Laws in connection with Debtor’s ownership of Collateral. (d) The address set forth in this Agreement is: (i) Debtor’s principal residence, if Debtor is an individual; (ii) Debtor’s chief executive office, if Debtor is not an individual and has more than one place of business; or (iii) Debtor’s place of business if Debtor is not an individual and has only one place of business. (e) If Debtor is a registered organization, it is organized under the laws of the state or foreign jurisdiction set forth under Debtor’s certification below. (f) If Debtor is an individual, Debtor’s correct name is set forth above in this Agreement. If Debtor is a registered organization, Debtor’s name as set forth above in this Agreement is its correct name as indicated on, the public record of Debtor’s jurisdiction of organization which shows Debtor to have been organized. If Debtor is neither a registered organization nor an individual, the name of Debtor set forth in this Agreement satisfies the requirements of the UCC for providing the name of Debtor in any financing statement related hereto, including by example only, if a Debtor is a trust, the name of Debtor is the name specified for the trust in Debtor’s organic document and if Debtor is an organization other than a registered organization, a trust or a decedent’s estate and Debtor has a name, the name of Debtor is the organizational name of Debtor. If Debtor uses any trade or assumed names, Debtor has properly filed of record in the appropriate filing office all those trade names and has delivered to Bank a list of all of Debtor’s assumed or trade names. (g) Each Securities Account is a valid and legally binding obligation of the Securities Intermediary, the securities entitlements credited to the Securities Accounts are valid and genuine and Debtor has provided Secured Party with a complete and accurate statement of the financial assets and the money credited to the Securities Account as of the date of this Agreement. (h) All Pledged Securities are genuine, free from any restriction on transfer unless the restriction is accurately noted on any physical certificate (it being understood that neither the terms of this representation nor Secured Party’s taking delivery of any legended certificate evidences Secured Party’s agreement that Collateral subject to any restriction is acceptable as security for any Obligations and, if any restriction exists, Debtor has completed and signed Schedule 2, Transfer Restrictions Schedule). (i) All Pledged Securities are duly and validly authorized and issued, fully paid and nonassessable as of the date of this Agreement and if any of the Collateral is evidenced by a physical certificate with an earlier issue date, as of that date. No Pledged Securities were issued in violation of the preemptive rights of any person or of any agreement by which Debtor or the issuer is bound. To the best of Debtor’s knowledge, unless previously disclosed to Secured Party in writing, no issuer of Pledged Securities (other than securities of a class which are publicly traded) has granted any outstanding rights entitling any person to receive newly issued capital stock of the issuer. (j) No Collateral is held by a bailee except as specified in an attached schedule. (k) Upon the taking of all actions necessary to perfect the Security Interest, this Agreement will create a valid and perfected first priority Lien in the Collateral securing the Obligations.

SECTION 4. DEBTOR’S AGREEMENTS. (a) Debtor will warrant and defend its title in and to the Collateral and the Security Interest against any adverse claimant. (b) If any Collateral is subject to any transfer or sale restriction, neither Debtor nor any person with whom Debtor shall be deemed one “person” for purposes of Rule 144 of the Securities and Exchange Commission (“Rule 144”) and any successor provision, will pledge, sell, donate or otherwise transfer any other securities of the same type, and in the event any transfer occurs (whether or not with Secured Party’s express consent in its discretion), Debtor will furnish Secured Party with a copy of any Form 144 filed in respect of the transfer. (c) Notwithstanding the Security Interest in Proceeds, Secured Party has not authorized Debtor to, and Debtor agrees not to sell, transfer, assign or otherwise dispose of any interest in the Collateral, except as authorized in this Agreement or in writing by Secured Party. Debtor will keep the Collateral (including Proceeds) free from unpaid charges, including taxes and assessments, and from all Liens other than those in favor of Secured Party. Debtor understands that any sale, transfer, pledge, assignment or other disposition or encumbrance of the Collateral contrary to this Agreement would violate the rights of Secured Party under this Agreement. (d) If requested by Secured Party, Debtor will promptly execute and deliver to Secured Party any documents required (or which Secured Party reasonably believes to be required) under Regulation U of the Board of Governors of the Federal Reserve System (“Regulation U”). None of the Obligations will be a “purpose credit” under Regulation U unless Debtor discloses that fact in writing to Secured Party on a Regulation U Purpose Statement before the Obligation is created. (e) Secured Party may require at any time that Debtor (i) deposit all Proceeds in a special bank or securities account over which Secured Party alone has power of withdrawal and control, (ii) notify other persons holding Collateral of Secured Party’s Security Interest and that payment is to be made directly to Secured Party or to any financial institution or Securities Intermediary designated by Secured Party. After the making of such a request or the giving of any such notification, Debtor shall hold any Proceeds of Collateral received by Debtor as trustee for Secured Party without commingling them with other funds of Debtor and shall turn them over to Secured Party in the identical form received, together with any necessary endorsements, assignments or agreements providing Secured Party with control, all in Proper Form. Secured Party shall apply the Proceeds and Collateral received by Secured Party to the Obligations, such proceeds to be credited after final payment in cash or other immediately available funds of the items giving rise to them, or to be held as Collateral for the Obligations. (f) Debtor will furnish Secured Party all records and other information Secured Party may reasonably request. (g) Debtor will notify Secured Party promptly of any event or condition that could have a significant effect on the aggregate value of the Collateral or on the Security Interest. (h) Debtor will not change Debtor’s principal residence, chief executive office or any of its other business locations without providing Secured Party 60 days’ prior written notice. Debtor will not change its legal identity, name, organizational structure or the jurisdiction in which it is organized without the prior written consent of Secured Party and shall notify Secured Party 60 days’ prior to a request for consent of its intention or desire to so change. (i) Debtor will keep accurate books and other records regarding the Collateral and will allow Secured Party to inspect the Collateral and make test verifications of the Collateral and make copies (including electronic copies) of Debtor’s books and records during regular business hours. (j) Debtor has the risk of loss of the Collateral. (k) Debtor will not deposit any Proceeds into a deposit account which is not maintained with Secured Party. (l) If any Collateral is located or maintained with any bailee or person other than Debtor, Debtor will immediately notify Secured Party and obtain the acknowledgement of the bailee or other person that the Collateral is held for the benefit of Secured Party and Debtor will, and will cause such bailee or other person to enter into a control agreement in Proper Form with Secured Party. (m) Debtor will take any action requested by Secured Party to establish and maintain control by Secured Party of any Collateral consisting of deposit accounts, letter of credit rights and investment property. (n) If any Collateral comes into Debtor’s possession, then: (i) Debtor will keep the Collateral separate from other property of Debtor; (ii) Debtor will keep accurate records of all Collateral Debtor receives; and (iii) Debtor will promptly deliver the Collateral to Secured Party in whatever form received. (o) Debtor will not enter into any agreement purporting to prohibit or restrict the transfer of any Collateral unless the agreement is expressly subordinate to the rights of Secured Party, any purchaser at foreclosure sale, and any person claiming the Collateral through either of them. (p) Any indication on the books or internal records of a Securities Intermediary (including any Securities Intermediary which is an affiliate of Secured Party) that Pledged Securities or a Securities Account has been pledged to Secured Party will conclusively establish Secured Party’s perfected Security Interest in and control over the Collateral. (q) Debtor will not attempt to modify or terminate any Control Agreement or the agreement between Debtor and any Securities Intermediary governing any Securities Account without Secured Party’s written consent. Debtor will cause each Securities Intermediary to send to Secured Party a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Securities Account that the Securities Intermediary sends to Debtor. Any confirmation or statement of account that Secured Party may (but need not) issue will conclusively establish delivery of Pledged Securities to Secured Party. (r) Debtor will comply with the Securities Laws with respect to Debtor’s ownership of Collateral. Debtor will not commit any act which might render any Collateral not readily saleable under the Securities Laws. Debtor will notify Secured Party immediately of any development or occurrence which to Debtor’s knowledge would render any Collateral not readily saleable under the Securities Laws.

SECTION 5. VOTING RIGHTS AND DIVIDENDS. Unless an Event of Default occurs, Debtor may exercise all voting and consensual powers and rights pertaining to any Collateral for all purposes not inconsistent with the terms of this Agreement and may receive and retain all dividends (other than stock or liquidating dividends) on the Collateral. All dividends in stock or property representing stock, and all subscription rights, warrants or other rights or options, all liquidating dividends or distributions, and all securities or other property received as a result of a merger or consolidation, will be Collateral and must be delivered to Secured Party or as instructed by Secured Party.

SECTION 6. LOAN VALUE OF COLLATERAL. Debtor agrees that at all times the amount of the Obligations may not exceed the aggregate Loan Value of the Collateral. Debtor will, at Secured Party’s option, either supplement the Collateral or make any payment under the Obligations to the extent necessary to ensure compliance with this provision or Secured Party may liquidate Collateral without notice to Debtor to the extent necessary to ensure compliance with this provision.

SECTION 7. FURTHER ASSURANCES. Secured Party may file this Agreement, or any financing statements or amendments thereto or other record wherever Secured Party believes necessary or appropriate to perfect the Security Interest, including but not limited to, any official filing office, or in any other recording or registration system. The financing statement or other record may (a) indicate the Collateral as being of an equal or lesser scope or with greater detail than set forth in this Agreement and (b) contain any other information required by the UCC or other law regarding the notification of a Lien or other right to direct disposition, for the sufficiency of the filing office’s or other registrar’s acceptance of any financing statement or amendments thereto or other record including, if Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor also ratifies its authorization for Secured Party’s filing of any financing statements covering the Collateral in any jurisdiction prior to the date hereof. A photographic or other reproduction of this Agreement or any financing statement relating to this Agreement will be sufficient as a financing statement. Debtor will take such action as Secured Party may at any time require to create, attach, perfect, protect, assure the first priority of and to enforce the Security Interest.

SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Debtor authorizes and irrevocably appoints Secured Party as Debtor’s attorney-in-fact to take any action and execute or otherwise authenticate any record or other documentation that Secured Party considers necessary or advisable to accomplish the purposes of this Agreement, including but not limited to, the following actions: (1) to endorse and collect all checks, drafts, other payment orders and instruments representing or included in the Collateral or representing any payment, dividend or distribution relating to any Collateral or to take any other action to enforce, collect or compromise any of the Collateral; (2) to transfer any Collateral into the name of Secured Party or its nominee or any broker-dealer which may be an affiliate of Secured Party (including converting physical certificates to book-entry holdings) and to execute any Control Agreement on Debtor’s behalf and as attorney-in-fact for Debtor in order to perfect Secured Party’s first priority and continuing Security Interest in the Collateral and in order to provide Secured Party with control of the Collateral, and Debtor’s signature on this Agreement or other authentication of this Agreement shall constitute an irrevocable direction by Debtor to any bank, custodian, broker-dealer, any other Securities Intermediary or commodity intermediary holding any Collateral or any issuer of any letters of credit to comply with the instructions or entitlement orders, as applicable of Secured Party, without the further consent of Debtor or any other person; (3) to exchange any of the Pledged Securities upon any merger, consolidation or other reorganization; (4) to exercise any right, privilege or option pertaining to any Collateral, but Secured Party has no obligation to do so; (5) to file any claims, take any actions or institute any proceedings which Secured Party determines to be necessary or appropriate to collect or preserve the Collateral or to enforce Secured Party’s rights with respect to the Collateral; (6) to execute in the name of or otherwise authenticate on behalf of Debtor any record reasonably believed necessary or appropriate by Secured Party for compliance with laws, rules or regulations applicable to any Collateral, or in connection with exercising Secured Party’s rights under this Agreement; (7) to file any financing statement relating to this Agreement electronically, and Secured Party’s transmission of Debtor’s name as part of any filing relating to this Agreement will constitute Debtor’s signature on and authentication of the financing statement; (8) to do and take any and all actions with respect to the Collateral and to perform any of Debtor’s obligations under this Agreement; and (9) to execute any documentation reasonably believed necessary by Secured Party for compliance with Rule 144 or any other restrictions, laws, rules or regulations applicable to any Collateral hereunder that constitutes restricted securities under the Securities Laws. This appointment is irrevocable and coupled with an interest and shall survive the death or disability of Debtor.

SECTION 9. PROTECTION OF COLLATERAL. Except for the safe custody of any Collateral in its possession and accounting for moneys actually received by it, Secured Party has no duty as to any Collateral. Specifically, Secured Party has no duty to do any of the following, and the failure to do the following things will not be a failure to exercise ordinary care: (a) to preserve rights against prior parties; (b) to determine the existence of any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to the Collateral or to inform Debtor of any such matters; (c) to exercise any right, privilege or option relating to the Collateral unless (i) Debtor makes written demand to Secured Party to do so, (ii) Debtor’s written demand is received by Secured Party in sufficient time to permit Secured Party to do so in the ordinary course of business, and (iii) if the exercise of such right reasonably might be expected to reduce the value of the Collateral, Debtor provides additional Collateral, acceptable to Secured Party in its sole discretion; (d) to keep Debtor informed of changes or potential changes affecting the Collateral (including such matters as tender offers, mergers, consolidations and shareholder meetings); or (e) to sell any Collateral. If Debtor requests Secured Party to sell the Collateral and provides additional Collateral acceptable to Secured Party in its sole discretion, Secured Party may, but is not required to do so. If Debtor requests that Secured Party deliver any Collateral to a broker or other person, and Secured Party agrees to do so, Debtor will assume all risk of loss of the Collateral. Secured Party has no duty to determine, and no liability for any lack of, the authenticity or authority of any person purporting to be a messenger, employee or other agent of the broker or other person, or of any document or instructions delivered by any such person. Secured Party’s sole responsibility is to deliver the Collateral to a person purporting to be a messenger, employee or other agent of the broker or other person, and doing so constitutes ordinary care.

SECTION 10. COSTS AND EXPENSES. To the maximum extent not prohibited by applicable law, Debtor will pay, or reimburse Secured Party for, all costs and expenses of every character incurred from time to time in connection with this Agreement and the Obligations, including costs and expenses incurred (a) for recording any record in connection with this Agreement, mortgage or recording taxes (b) to satisfy any obligation of Debtor under this Agreement or to protect or preserve the Collateral, (c) in connection with the evaluation, monitoring or administration of the Obligations or the Collateral (whether or not an Event of Default has occurred) including searches of any lien or organization records, and (d) in connection with the exercise of Secured Party’s rights and remedies. Costs and expenses include reasonable fees and expenses of outside counsel and other outside professionals and charges imposed or allocated for the services of attorneys and other professionals employed by Secured Party or its affiliates, as well as bonds posted as surety for lost certificated securities and any costs of reregistration of certificates. Any amount owing under this Section will be due and payable on demand and will bear interest from the date of expenditure by Secured Party until paid at the Past Due Rate. If any part of the Obligations is governed by the Consumer Restrictions (as defined in Section 15), this Section is limited to the extent required by the Consumer Restrictions with respect to those Obligations.

SECTION 11. WAIVERS. Debtor waives all suretyship defenses that may lawfully be waived, including but not limited to, notice of acceptance of this Agreement, notice of the incurrence or acquisition of any Obligations, credit extended, collateral received or delivered or other action taken in reliance on this Agreement, notices and all other demands and notices of any description. With respect to both Obligations and the Collateral, Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any Lien in any Collateral, to the addition or release of any person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Secured Party may deem advisable. To the extent not prohibited by applicable law, Debtor further waives (i) diligence and promptness in preserving liability of any person on the Obligations, and in collecting or bringing suit to collect the Obligations; (ii) all rights, if any, of Debtor under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; (iii) to the extent Debtor is subject to the Texas Revised Partnership Act (“TRPA”), compliance by Secured Party with Section 3.05(d) of TRPA; (iv) notice of extensions, renewals, modifications, rearrangements and substitutions of the Obligations; (v) failure to pay any of the Obligations as they mature, any other default, adverse change in any obligor’s or any Debtor’s financial condition, release or substitution of Collateral, subordination of Secured Party’s rights in any Collateral, and every other notice of every kind. Nothing in this Agreement is intended to waive or vary the duties of Secured Party or the rights of Debtor or any obligor in violation of Section 9.602 of the UCC.

SECTION 12. DEFAULT. Each of the following events or conditions is an “Event of Default:” (a) Debtor fails to pay when due (or within any contractually agreed grace period) any of the Obligations; (b) any event occurs that results in the automatic acceleration of any Obligations or gives Secured Party the immediate right to declare any of the Obligations due and payable in full prior to final maturity; (c) any warranty, representation or statement contained in this Agreement or made in connection with this Agreement or any of the Obligations was false or misleading in any respect when made; (d) Debtor violates any covenant, condition or agreement contained in this Agreement or any other documentation relating to any of the Obligations; (e) any Collateral is lost, stolen, substantially damaged, destroyed, abandoned, levied upon, seized or attached; (f) Debtor conceals or removes any part of the Collateral with intent to hinder, delay or defraud Secured Party; (g) Secured Party receives at any time a report indicating that the Security Interest is not prior to all other Liens or other interests in the Collateral reflected in such report; or (h) Debtor fails to comply with or become subject to any administrative or judicial proceeding under any federal, state or local hazardous waste or environmental law, asset forfeiture or similar law which may result in the forfeiture of property, or other law where non-compliance may have a significant effect on the Collateral or Debtor’s ability to pay the Obligations. After an Event of Default occurs, Secured Party may, without notice to any person, declare the Obligations to be immediately due and payable. Debtor WAIVES demand, presentment and all notices, including without limitation notice of dishonor and default, notice of intent to accelerate and notice of acceleration.

SECTION 13. SECURED PARTY’S RIGHTS AND REMEDIES. After an Event of Default occurs, Secured Party will have all rights and remedies of a secured party after default under the UCC and other applicable law, including without limitation, the right to take possession of the Collateral, and for that purpose Secured Party may, so far as Debtor can give authority therefor, enter upon any premises on which any Collateral may be situated and lawfully remove any Collateral. Secured Party may require Debtor to assemble the Collateral and make it available at a reasonably convenient place Secured Party designates. Secured Party may provide a copy of this Agreement to any Securities Intermediary or other person having possession of, liable on or having any interest in any Collateral. Secured Party may provide a copy of this Agreement to any person having any interest in any Collateral. Secured Party is not required to take possession of any Collateral prior to any sale, or to have any Collateral present at any sale. In addition to public or private sale, Secured Party may sell any Collateral on any exchange or through any broker, in one lot or several parcels as Secured Party determines. Secured Party may sell part of the Collateral without waiving its right to proceed against the remaining Collateral. If any sale is not completed or is defective in the opinion of Secured Party, Secured Party may make a subsequent sale of the same Collateral. Any bill of sale or other record evidencing any foreclosure sale will be prima facie evidence of the factual matters recorded therein. If a sale of Collateral is conducted in conformity with customary practices of banks disposing of similar property, the sale will be deemed commercially reasonable, but Secured Party will have no obligation to advertise or to sell Collateral on credit. However, if Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser with respect to the sale. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. In addition, Debtor waives any and all rights that Debtor may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights hereunder, including without limitation, its rights following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. By exercising its rights, Secured Party will not become liable for, and Debtor will not be released from, any of Debtor’s duties or obligations under the Collateral. All remedies in this Agreement are cumulative of any and all other legal, equitable or contractual remedies available to Secured Party and any such remedies may be exercised simultaneously or in any order as determined by Secured Party. Debtor WAIVES any rights to a marshaling of assets or sale in inverse order of alienation, and any rights to notice except as required by the UCC. Secured Party may by notice to Debtor immediately terminate all of Debtor’s voting rights and dividend rights under Section 5. If the Collateral includes any Securities Account, Secured Party may (i) deliver a notice of exclusive control or otherwise revoke trading and other rights, if any, of Debtor under the Control Agreement; (ii) cause the Securities Account to be re-registered in Secured Party’s name only or transfer the Securities Account to another broker/dealer in Secured Party’s name only; and (iii) remove any Collateral from the Securities Account and register such collateral in Secured Party’s name or in the name of its broker/dealer, agent or nominee or any of their nominees. Secured Party may exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral after an Event of Default occurs and any reasonable expense of such exercise will be an expense of Debtor preserving the value of Collateral. Debtor agrees that Secured Party’s ability to effect a sale of Collateral may be materially restricted by applicable Securities Laws, or other laws, rules, regulations or agreements applicable to the Collateral delivered by Debtor. Secured Party may sell Collateral subject to any restriction that Secured Party reasonably believes to be necessary or advisable under applicable Securities Laws or other laws, rules, regulations or agreements, and the sale (whether public or private) will not be rendered commercially unreasonable by compliance with any such restrictions and/or laws, rules, regulations and other provisions reasonably believed by Secured Party to be relevant to the sale, whether or not other manner(s) of sale may have been available. Debtor specifically acknowledges and agrees that a commercially reasonable sale of restricted securities typically does not yield net sales proceeds equal to the sale proceeds expected from sale of the same issue of securities if unrestricted. Secured Party will have no obligation to delay a sale of any of the Collateral in order to permit Debtor to register Collateral under any Securities Laws, even if Debtor would agree to do so. Debtor represents and warrants that Debtor’s holding period (as defined and provided for in Rule 144) for each item of Collateral represented by a physical certificate is at least as long as evidenced by the issue date on the certificate. Debtor will indemnify and hold harmless Secured Party and any “controlling persons” of Secured Party (within the meaning of the Acts) from and against any loss, cost or expense (including counsel fees and disbursements) in connection with the Collateral, or any registration of the Collateral, arising out of or based on any untrue or misleading statement or omission or alleged untrue or misleading statement or omission of a material fact contained in any registration statement or otherwise. Debtor specifically acknowledges that Secured Party’s exercise of rights and remedies under this Section 13 and otherwise may affect Debtor’s tax liability, and agrees that Secured Party shall have no duty whatsoever to take into consideration any such tax liability.

SECTION 14. STANDARDS FOR EXERCISING REMEDIES. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party, (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare any Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against other persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (d) to exercise collection remedies against other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide Secured Party a guaranteed return from the collection or disposition of Collateral, (l) to the extent deemed appropriate by Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals (including Secured Party and its affiliates) to assist Secured Party in the collection or disposition of any Collateral, (m) to comply with any applicable state or federal law requirement in connection with the disposition or collection of any Collateral; or (n) to not take into consideration Debtor’s tax liability in connection with the sale of any Collateral. Debtor acknowledges that this Section is intended to provide non-exhaustive indications of what actions or omissions by Secured Party would not be commercially unreasonable in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed commercially unreasonable solely by not being included in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties upon Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

SECTION 15. ADDITIONAL AGREEMENTS. (a) For so long as any Obligations exist, or Secured Party has any commitment to provide financing to any Debtor, or Secured Party makes available a line of credit to any Debtor whether or not extensions of credit under the line are at Secured Party’s sole discretion, or Secured Party has any obligation to purchase from or guarantee to any affiliate any extension of credit to any Debtor, or Secured Party provides any banking services to any Debtor and until Secured Party executes and delivers to Debtor an authenticated termination statement, this Agreement will remain in effect. (b) No modification or waiver of the terms of this Agreement will be effective unless in writing and signed by Secured Party. Secured Party may waive any default without waiving any other prior or subsequent default. Secured Party’s failure to exercise or delay in exercising any right under this Agreement will not operate as a waiver of such right. No single or partial exercise of any right under this Agreement will preclude any other or further exercise of that right or any other right. (c) Any notice required or permitted under this Agreement will be given in a record by United States mail, by hand delivery or delivery service, by telegraphic, telex, telecopy or cable communication, or electronic message via the Internet sent to the intended addressee at the address shown in this Agreement, or to such different address as the addressee designates by 10 days’ prior notice to be the address for this Agreement. Notice by United States mail will be effective when mailed. All other notices will be effective when received. Written confirmation or electronic notification of receipt will be conclusive. (d) If any provision of this Agreement is unenforceable or invalid, that provision will not affect the enforceability or validity of any other provision. If the application of any provision of this Agreement to any person or circumstance is illegal or unenforceable, that application will not affect the legality or enforceability of the provision as to any other person or circumstance. (e) If more than one person executes this Agreement as Debtor, their obligations under this Agreement are joint and several, and the term Collateral includes any property described in Section 1 that is owned by any Debtor individually or jointly with any other Debtor, and the term “Obligations” includes both several and joint obligations of each Debtor. (f) The section headings in this Agreement are for convenience only and shall not be considered in construing this Agreement. (g) This Agreement may be executed or authenticated in any number of counterparts and by different parties in separate counterparts, each of which will constitute one and the same agreement. (h) This Agreement benefits Secured Party and its successors and assigns and is binding on Debtor and Debtor’s heirs, legal representatives, successors and assigns and shall bind all who become bound as a debtor to this Agreement. Secured Party may assign its rights and interests under this Agreement. Debtor shall render performance under this Agreement to any subsequent assignee. Debtor waives and will not assert against any assignee any claims, defenses or set-off which Debtor could assert against Secured Party except those which cannot legally be waived. (i) If any of the Obligations is subject to Chapters 342 or 346 of the Texas Finance Code or Regulation AA of the Board of Governors of the Federal Reserve System (collectively, the “Consumer Restrictions”) or is a consumer transaction, (1) nothing in this Agreement waives any rights which cannot be legally waived under the Consumer Restrictions or the UCC, and (2) Collateral securing Obligations subject to the Consumer Restrictions does not include any assignment of wages or any non-possessory, non-purchase money security interest in household goods. (j) This Agreement is governed by the laws of the State of ☒ Texas, ☐ New York. (k) Secured Party is executing this Agreement for the purpose of acknowledging and agreeing to the following Jury Trial Waiver, the notice given under §26.02 of the Texas Business and Commerce Code and to comply with the waiver requirement of TRPA, and Secured Party’s failure to execute or authenticate this Agreement will not invalidate this Agreement.

JURY TRIAL WAIVER. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, DEBTOR AND SECURED PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY DEBTOR OR SECURED PARTY MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS. DEBTOR REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF SECURED PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SECURED PARTY WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. DEBTOR ACKNOWLEDGES THAT SECURED PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS WAIVER.

This written loan agreement represents the final agreement of the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Executed effective as of March 15, 2003.

Debtor certification for all non-individuals: Debtor certifies that it is organized under the laws of the State of TEXAS if a U.S. Debtor, and if not a U.S. Debtor, the laws of                         .

DEBTOR:	MANNATECH, INCORPORATED
600 SOUTH ROYAL LANE SUITE 200
COPPELL, TEXAS 75019

Section 3. (d) Address (if different from the address set forth above):

STEPHEN D. FENSTERMACHER
CFO

Debtor certification for all non-individuals: Debtor certifies that it is organized under the laws of the State of ___________ if a US Debtor, and if not a US Debtor, the laws of                          .

DEBTOR:

Section 3.(d) Address (if different from the address set forth above):

SECURED PARTY: JPMORGAN CHASE BANK

712 Main Street

P. O. Box 2558

Houston, Texas 77252-2558

By:	/s/ LAURA F. SIMMONS
Name:	Laura F. Simmons	Title:	Vice President